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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): June 4, 2001



                          @Track Communications, Inc.
              (Exact Name of Registrant as Specified in Charter)


================================================================================
           DELAWARE                       0-26140                51-0352879
--------------------------------------------------------------------------------
(State or Other Jurisdiction of       (Commission File         (I.R.S. Employer
 Incorporation or Organization)            Number)        Identification Number)
================================================================================


                    1155 Kas Drive, Richardson, Texas 75081
              (Address of Principal Executive Offices) (Zip Code)


      Registrant's telephone number, including area code:  (972) 301-2000



                                Not applicable
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

      On June 4, 2001, at the annual meeting of the stockholders of @Track Communications, Inc. (the "Company"), the stockholders approved all 6 proposals presented to them, including the approval of a 1-for-5 reverse stock split that the Company effected as of the open of trading on June 5, 2001. The Company's stockholders also approved the issuance of 30,000,000 shares of the Company's common stock (post reverse stock split) in a change of control transaction to Minorplanet Systems PLC, a United Kingdom public limited company ("Minorplanet"), who will become the majority stockholder of the Company. In exchange for this stock issuance, Minorplanet will pay the Company $10,000,000 in cash and grant the company an exclusive, royalty-free, 99-year license to market, sell and operate Minorplanet's vehicle management information technology in the United States, Canada and Mexico.

     As part of the proposed recapitalization, the stockholders approved @Track's issuance of 11.25 million shares of common stock to the holder of approximately 75 percent of @Track's 13 3/4% Senior Notes due 2005 ("Senior Notes") in exchange for cancellation of such majority note holder's notes, and also approved the further issuance of up to 3.75 million additional shares of @Track's common stock to the remaining holders of the Senior Notes in exchange for cancellation of the Senior Notes held by them. The proposed exchange of the Company's Senior Notes for common stock of the Company was made by way of an Exchange Offer Circular that was mailed May 18, 2001 to holders of the Company's Senior Notes. That exchange is currently set to expire on June 18, 2001. The closing of these transactions is anticipated to occur on June 19, 2001, after the exchange offer period expires on June 18, 2001.

      In connection with the above stock issuance transactions, the stockholders also approved an amendment to the Company's Certificate of Incorporation which increases the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares. The stockholders also approved an increase in the number of shares available for issuance under the Company's 1994 Amended and Restated Stock Option Plan to 5,100,000 shares. Finally, the stockholders re-elected five directors to serve another term on the Company's board of directors, and ratified the selection of Arthur Andersen LLP as the Company's independent auditors for the year 2001.

      A copy of the press release relating to these approvals is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits.

      99.1    Press Release dated June 4, 2001

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                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              @TRACK COMMUNICATIONS, INC.



                                /s/ Jana A. Bell
                               -------------------------------------------------
                                    Jana A. Bell
                                    President and Chief Executive Officer



Date: June 8, 2001

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                                 Exhibit List


      99.1    Press Release dated June 4, 2001

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